UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)
On April 17, 2007, in connection with and related to the promotion of Richard R. Sawyer, described in Item 5.02(c) of this report, Michael D. Cahill, Tower Financial Corporation’s Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary, relinquished the positions of Chief Financial Officer and Secretary.  Mr. Cahill will continue to serve as the company’s Executive Vice President and Chief Operating Officer.  This was a planned event, is effective on April 18, 2007, and is unrelated to any issues regarding job performance, which has been outstanding, accounting matters or the company’s financial reporting and controls.

(c)
On April 17, 2007, Richard R. Sawyer, previously a Company Vice President, was promoted to Chief Financial Officer and Secretary of Tower Financial Corporation.  Mr. Sawyer will continue to serve as Chief Financial Officer and Secretary for Tower Bank and for Tower Trust Company, both wholly-owned subsidiaries of Tower Financial Corporation.  Mr. Sawyer joined Tower Bank in October 2004 as Financial Reporting Officer and has served as Chief Financial Officer of Tower Bank and Tower Trust Company since October of 2006.  From 2001 to 2004, Mr. Sawyer served as Controller of McKinley Associates, a regional property management company located in Ann Arbor, Michigan.  Mr. Sawyer holds a bachelor’s degree in accounting from Taylor University.  As CFO, Mr. Sawyer will receive a base salary of $100,000 and will be entitled to bonus compensation as contemplated in Tower Bank’s existing Officer Incentive Bonus Program.

Item 8.01.	Other Events

On April 19, 2007, the Company issued a press release entitled “Board of Directors Promotes Richard R. Sawyer Chief Financial Officer of Tower Financial Corporation.”  The press release is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit Number	Description

	99.1	Press release dated April 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2007

TOWER FINANCIAL CORPORATION

	By:	/s/ Donald F. Schenkel
Donald F. Schenkel, Chairman of the Board,
President, and Chief Executive Officer